Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of Spark Networks plc on Form S-1 (No. 333-123228 of our report, dated May 17, 2005, appearing in this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in the Registration Statement.

/s/ TANNER LC

Salt Lake City, Utah
February 8, 2006